SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

                        Date of Report: December 15, 1999

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                       Commission File Number: 33-12029-D

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                        Desert Springs Acquisition Corp.

                      formerly Bartel Financial Group, Inc.

             (Exact name of Registrant as specified in its charter)

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         Colorado                                       84-1043258
(Jurisdiction of Incorporation)             (I.R.S. Employer Identification No.)

5160 South Valley View, Suite 106, Las Vegas NV           89118
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (702) 739-6552


Securities registered pursuant to Section 12(b) of the Act:  None


Securities registered pursuant to Section 12(g) of the Act:  None


                     Item 1. Change of Control of Registrant

     On or about December 15, 1999, an effective change of control of this Registrant occurred, in accordance with that certain PLAN OF REORGANIZATION AND ACQUISITION, dated November 30, 1999, by which this Corporation would acquire Woodcomm International, Inc., a private Corporation, for issuance of 16,000,000 new investment shares of common stock. This acquisition is subject to formal shareholder approval, at a Meeting of all shareholders called for December 21, 1999. A sufficient number of votes have been committed in favor of the proposal, such that it is known that the transactions will be formally approved on that date.

     Certain other proposals incidental to the acquisition and change of control are expected to be approved at the Meeting: (a) filing of "Shelf Registration Statement" for issuance of up to 2,000,000 shares of common stock at an offering price of not less than $3.00 per share; (b) a change of the corporate name, and change of situs of the Corporation from Colorado to Nevada, as a part of this Reorganization, to become and be iDial Networks Inc., a Nevada Corporation, or a substantially similar name as may be available in Nevada; (c) election of the following three Directors, to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified: MARK T. WOOD, KLAUS SCHOLZ, and EDWARD JANUSZ.


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                  Item 2. Acquisition or Disposition of Assets

     Woodcomm International, Inc. was originally organized as a Nevada Limited Liability Company, in May of 1997. It was later incorporated as a Nevada Corporation in 1999. The Company began commercial operation in June 1998 as a facilities-based wholesale provider of international long- distance telephone services into Southeast Asia from the United States. Following its purchase of certain telecommunications-related assets from Advanced Business Communications Corporation ("ABCC"), the Company began providing wholesale international long-distance service to ABCC. The Company is now providing Internet-based voice telecommunication to customers around the world. It operates selected communication services, including phone cards and Internet enabled telephony. The Internet triggered calls combine the flexibility of a computer (on-line billing and call records) with the low tariffs of USA based carriers via calling centers or direct from home anywhere in the world.

     Upon the consummation of this acquisition, the management of Woodcomm International, Inc. will control and take charge of the resulting Nevada Corporation. This technology is marketed as IDIAL.

              Item 4. Changes in Registrant's Certifying Accountant

                                      None.

                       Item 3. Bankruptcy or Receivership

                                      None.


                              Item 5. Other Events

                                      None.

                    Item 6. Changes of Registrant's Directors

     In this Company's first quarter report on Form 10-Q, dated September 30, 1999, it was reported by inference that James Bartel, its historical President and Directors, had continued to hold office as of that Date. Actually, Mr. Bartel had resigned on September 10, 1999, leaving Mitchell Milgaten as sole Officer and Director. Mr. Milgaten's resignation will be effective December 21, 1999, immediately following the election of the following three Directors, to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified: MARK T. WOOD, KLAUS SCHOLZ, and EDWARD JANUSZ.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

December 15, 1999          Desert Springs Acquisition Corp.
                               A COLORADO CORPORATION
                                         by

                                  /William Stocker/

                                   William Stocker
                             SPECIAL SECURITIES COUNSEL


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